UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CIT Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	65-1051192
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

505 Fifth Avenue	10017
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on
to be so registered:	which each class is to be registered
8.75% Non-Cumulative Perpetual Convertible
Preferred Stock, Series C	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-131159

Securities to be registered pursuant to Section 12(g) of the Act: NONE

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     The description of the Registrant’s 8.75% Non-Cumulative Perpetual Convertible Preferred Stock, Series C, $0.01 par value per share, to be registered hereunder is set forth under the caption “Description of Capital Stock” in the Prospectus dated October 17, 2007 included in a post-effective amendment no. 2 to the Registrant’s automatic shelf registration statement on Form S-3 (Registration No. 333-131159), originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) on January 20, 2006, filed by the Registrant and CIT Group Funding Company of Canada under the Securities Act with the Commission on October 17, 2007 (such automatic shelf registration statement, as so amended, the “Registration Statement”), and under the caption “Description of the Preferred Stock,” included in the prospectus supplement filed with the Commission on April 23, 2008 pursuant to Rule 424(b) under the Securities Act, each description of which shall be deemed incorporated herein by reference.

Item 2. Exhibits

1.	Second Restated Certificate of Incorporation of the Company (incorporated by reference to Form 10-Q filed by the Company on August 12, 2003).

2.	Amended and Restated By-laws of the Company (incorporated by reference to Form 8-K filed by the Company on January 17, 2008).

3.	Certificate of Designations relating to the Non-Cumulative Preferred Stock, Series A (incorporated by reference to Form 8-A filed by CIT Group Inc. on July 29, 2005).

4.	Certificate of Designations relating to the Non-Cumulative Preferred Stock, Series B (incorporated by reference to Form 8-A filed by CIT Group Inc. on July 29, 2005).

5.	Certificate of Designations relating to the Registrant’s 8.75% Non-Cumulative Perpetual Convertible Preferred Stock, Series C.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CIT GROUP INC.

April 25, 2008	By:	/s/ Joseph M. Leone
		Name:	Joseph M. Leone
		Title:	Vice Chairman and Chief Financial Officer